UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 24, 2012

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2012, Tesla Motors, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Loan Arrangement and Reimbursement Agreement between the Company and the U.S. Department of Energy dated as of January 20, 2010, as amended, to modify the timing of our current ratio financial covenant and funding of the Company’s debt service reserve account and add a covenant requiring us to work in good faith with the DOE to develop an early repayment plan for our outstanding DOE Loan Facility on terms satisfactory to the DOE. The full text of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On September 25, 2012, the Company filed with the Securities and Exchange Commission a Preliminary Prospectus Supplement to its effective shelf registration statement on Form S-3 (the “Preliminary Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to a proposed public offering of shares of the Company’s common stock. The Preliminary Prospectus Supplement contains certain supplemental and revised disclosure regarding the Company’s business, financial condition and results of operations in the sections entitled “Risk Factors” and “Summary – Recent Developments.” Selected sections of the Company’s Preliminary Prospectus Supplement entitled “Risk Factors” and “Summary – Recent Developments” are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment dated as of September 24, 2012 to the Loan Arrangement and Reimbursement Agreement between Tesla Motors, Inc. and the U.S. Department of Energy dated as of January 20, 2010, as amended.

99.1	Selected sections of Tesla Motors, Inc.’s Preliminary Prospectus Supplement dated September 25, 2012 to the Registration Statement on Form S-3 entitled “Risk Factors” and “Summary – Recent Developments.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: September 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment dated as of September 24, 2012 to the Loan Arrangement and Reimbursement Agreement between Tesla Motors, Inc. and the U.S. Department of Energy dated as of January 20, 2010, as amended.

99.1	Selected sections of Tesla Motors, Inc.’s Preliminary Prospectus Supplement dated September 25, 2012 to the Registration Statement on Form S-3 entitled “Risk Factors” and “Summary – Recent Developments.”